                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                        RALSTON PURINA COMPANY
       ----------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

                         RALSTON PURINA COMPANY
       ----------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
        previously paid pursuant to 14a-6(i)(1) by wire on December 14, 1994.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

- ------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transactions applies:

- ------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:<F1>

- ------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

- ------------------------------------------------------------------------

<F1>Set forth the amount on which the filing fee is calculated and state how it was determined.


   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

- ------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

- ------------------------------------------------------------------------

   (3)  Filing Party:

- ------------------------------------------------------------------------

   (4)  Date Filed:

- ------------------------------------------------------------------------

                        RALSTON PURINA COMPANY

                          CHECKERBOARD SQUARE

                       ST. LOUIS, MISSOURI 63164

DEAR SHAREHOLDER:

  You are cordially invited to attend the Annual Meeting of Shareholders of Ralston Purina Company to be held at 2:30 p.m. on Thursday, February 9, 1995, at the King Louis IX Ballroom, Hyatt
Regency St. Louis Hotel, St. Louis Union Station, 1820 Market Street, St. Louis, Missouri.

  We hope you will attend in person. If you plan to do so, please complete and return the enclosed request for an advance registration form. An admission card will be sent to you which will expedite your admission.

  Whether you plan to attend the meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the meeting.

  The Directors and Officers of the Company look forward to meeting with you.

                        /s/ William P. Stiritz
                        WILLIAM P. STIRITZ
                        Chairman of the Board and
                        Chief Executive Officer

December 15, 1994

                                                         TABLE OF CONTENTS

                                                                                                                             PAGE
                                                                                                                             ----


Notice of Annual Meeting of Shareholders                                                                                        3

Proxy Statement                                                                                                                 4

  Voting                                                                                                                        4

  Item 1. Election of Directors                                                                                                 5

    Information about Nominees and Directors                                                                                    5

    Stock Ownership                                                                                                             7

    Directors' Meetings, Committees and Fees                                                                                   11

  Item 2. Ratification of the Appointment of Independent Accountants                                                           12

  Other Business                                                                                                               13

  Executive Compensation                                                                                                       13

  Human Resources Committee Report on Repricing of Options                                                                     17

  Human Resources Committee Report on Executive Compensation                                                                   18

  Performance Graphs                                                                                                           20

  Solicitation Statement                                                                                                       22

  Shareholder Proposals for 1996 Annual Meeting                                                                                22

                        RALSTON PURINA COMPANY

                          CHECKERBOARD SQUARE

                       ST. LOUIS, MISSOURI 63164

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

  The Annual Meeting of Shareholders of Ralston Purina Company will be held at 2:30 p.m. on Thursday, February 9, 1995, at the King Louis IX Ballroom, Hyatt Regency St. Louis Hotel, St. Louis Union Station, 1820 Market Street, St. Louis, Missouri.

  The meeting will be held for the following purposes:

  1. To elect three Directors to serve three-year terms ending in January, 1998, or until their successors are elected and qualified;

  2. To ratify the Board of Directors' appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending September 30, 1995;

and to act upon such other matters as may properly come before the meeting.

  Only shareholders of record at the close of business on December 2, 1994, are entitled to vote at the meeting.

                            By order of the Board of Directors,

                            /s/ James M. Neville
                            JAMES M. NEVILLE
                            Secretary

December 15, 1994

                            PROXY STATEMENT

                                VOTING

  This Proxy Statement is furnished to the shareholders of Ralston Purina Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 9, 1995. This Proxy Statement is being mailed to shareholders on or about December 15, 1994.

  The voting securities of the Company presently consist of its $.10 par value Ralston-Ralston Purina Group Common Stock ("RPG Stock"), its $.10 par value Ralston-Continental Baking Group Common Stock ("CBG Stock") and its $1.00 par value Series A ESOP Convertible Preferred Stock ("ESOP Preferred Stock"), (collectively, the "Stock"). As of December 2, 1994, the Company had issued and outstanding 104,080,066 shares of RPG Stock, 20,587,889 shares of CBG Stock and 4,237,667 shares of ESOP Preferred Stock. The 10,605,198 shares of RPG Stock and 269,936 shares of CBG Stock held in the Company's treasury will not be voted.

  The persons named as Proxies on the proxy card accompanying this statement were designated by the Company's Board of Directors (the "Board"). The shares represented by each such proxy will be voted in accordance with the terms of the proxy. Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time before its exercise. Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.

  Each share of RPG Stock and ESOP Preferred Stock outstanding on the record date will be entitled to one vote. Each share of CBG Stock outstanding on the record date will be entitled to .107 votes. As of July 30, 1993, the Company's Restated Articles of Incorporation were amended to provide that shareholders shall not have the right to vote cumulatively in electing directors.

  A majority of the outstanding shares of RPG Stock, CBG Stock and ESOP Stock entitled to vote at this meeting and a majority of the votes of those outstanding shares, represented in person or by proxy, will constitute a quorum. With regard to any proposal submitted to a vote (including the Election of Directors, Ratification of the Appointment of Independent Accountants and any other matters properly brought before this meeting), approval requires the affirmative vote of a majority of the shares, and the votes of such shares, which are entitled to vote on the subject matter and which are represented in person or by proxy at a meeting at which a quorum is present. Under the Company's Restated Articles of Incorporation, certain amendments to those Articles, and certain transactions described therein, may require higher thresholds for approval. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  Only shareholders of record at the close of business on December 2, 1994, are eligible to vote at the meeting. If a shareholder participates in the Company's Dividend Reinvestment Plan, any proxy given by such shareholder will also include all shares held for the shareholder's account under that plan, unless contrary instructions are given.

                     ITEM 1. ELECTION OF DIRECTORS

  Pursuant to the Company's Restated Articles of Incorporation and Bylaws and the Board resolution adopted pursuant thereto, effective from and after the 1995 Annual Meeting of Shareholders, the Board will consist of nine members organized into three classes of three members each, with each Director elected to serve for a three-year term.

  Theodore A. Burtis, who has served as a Director since 1982, will not stand for re-election at the 1995 Annual Meeting, having reached mandatory retirement age pursuant to the Board's policy. The Company wishes to express its gratitude to Mr. Burtis for his diligent and effective service and many significant contributions to the Company and its shareholders during his years as a Director.

  At this meeting, three Directors are to be elected to serve three-year terms ending in January, 1998, or until their successors are elected and qualified. In accordance with the recommendation of its Nominating Committee, the Board has nominated Messrs. David R. Banks,
M. Darrell Ingram and John F. McDonnell for election as Directors at this meeting. Each nominee is currently serving as a Director and has consented to serve for a new term. Messrs. Banks and McDonnell have present terms which expire in January, 1995. Mr. Ingram, whose present term does not expire until 1996, is standing for election with this class of Directors so that the classes are as nearly equal in size as possible, as required by the Company's Restated Articles of Incorporation. If any nominee should be unable to serve as a Director, an event not anticipated, proxies not limited to the contrary may be voted in favor of the election of such other person as the Board may nominate.

               INFORMATION ABOUT NOMINEES AND DIRECTORS

  Information about nominees for Directors and Directors continuing in office follows. Directors' ages are as of December 31, 1994.

- ------------------------------------------------------------------------

               WILLIAM P. STIRITZ, Director Since 1981, Age 60
               (Continuing in office-Term Expiring 1997)

               Chairman of the Board, Chief Executive Officer and President, Ralston Purina Company. Also a director of Angelica Corporation, Ball Corporation, Boatmen's Bancshares, Inc., Reinsurance Group of America, Incorporated, Ralcorp Holdings, Inc. and The May Department Stores Company.

- ------------------------------------------------------------------------

               DAVID R. BANKS, Director Since 1985, Age 57
               (Standing for election at this meeting for a term expiring 1998)

               Chairman, President and Chief Executive Officer, Beverly Enterprises, Inc. (health care services). Also a director of Nationwide Health Properties, Inc., Wal-Mart Stores, Inc. and Wellpoint Health Networks, Inc.

- ------------------------------------------------------------------------

               JOHN H. BIGGS, Director Since 1989, Age 58
               (Continuing in office-Term Expiring 1997)

               Chairman and Chief Executive Officer, Teachers Insurance and Annuity Association-College Retirement Equities Fund (pension fund management). Former President and Chief Executive Officer of Centerre Trust Co. of St. Louis. Also a director of McDonnell Douglas Corporation.

- ------------------------------------------------------------------------

               DONALD DANFORTH, JR.<F*>, Director Since 1961, Age 62 (Continuing in office-Term Expiring 1996)

               Chairman of the Board, Vector Corporation (equipment manufacturing). Also President, Danforth Agri-Resources, Inc. (diversified investments and management) and Chairman of the Board, Treasurer and former President, Kennelwood Village, Inc. (pet care center). Also a director of Boatmen's Trust Company.

- ------------------------------------------------------------------------

               WILLIAM H. DANFORTH<F*>, Director Since 1969, Age 68 (Continuing in office-Term Expiring 1996)

               Chancellor, Washington University. Also a director of McDonnell Douglas Corporation and Ralcorp Holdings, Inc.

- ------------------------------------------------------------------------

               DAVID C. FARRELL, Director Since 1987, Age 61
               (Continuing in office-Term Expiring 1997)

               Chairman of the Board and Chief Executive Officer, The May Department Stores Company (department store retailing). Also a director of Emerson Electric Company.

- ------------------------------------------------------------------------

               M. DARRELL INGRAM, Director Since 1986, Age 62
               (Standing for election at this meeting for a term expiring 1998)

               Retired President and Chief Executive Officer, Petrolite Corporation (specialty chemicals).

- ------------------------------------------------------------------------

               JOHN F. MCDONNELL, Director Since 1988, Age 56
               (Standing for election at this meeting for a term expiring 1998)

               Chairman of the Board and former Chief Executive
               Officer, McDonnell Douglas Corporation (aerospace and complementary businesses).

- ------------------------------------------------------------------------

               KATHERINE D. ORTEGA, Director Since 1992, Age 60
               (Continuing in office-Term Expiring 1996)

               Former Alternate Representative of the United States to the 45th General Assembly of the United Nations. Also former Treasurer of the United States. Also a director of Diamond Shamrock, Inc., The Kroger Co., Long Island Lighting Company, Rayonier, Inc. and The Paul Revere Corporation.

- ------------------------------------------------------------------------

[FN]
<F*> Donald Danforth, Jr. and William H. Danforth are brothers.

                            STOCK OWNERSHIP

  Table I below sets forth information regarding persons known by the Company to beneficially own, as defined by the Securities and Exchange Commission ("SEC") Rule 13d-3, more than 5% of the Company's RPG Stock or CBG Stock as of November 15, 1994, except for Gabelli Funds, Inc., which is as of November 23, 1994. Except as noted, all such persons possess sole voting and investment power with respect to the shares listed.

                                                              TABLE I

              NAME AND ADDRESS                                    AMOUNT AND NATURE OF        % OF SHARES          EXPLANATORY
            OF BENEFICIAL OWNER                TITLE OF CLASS     BENEFICIAL OWNERSHIP       OUTSTANDING<FA>          NOTES
- ------------------------------------------------------------------------------------------------------------------------------


Boatmen's Bancshares, Inc.                       RPG Stock             16,504,683                14.52%              <FB><FC>

One Boatmen's Plaza                              CBG Stock              2,781,361                12.48%              <FD><FE>

St. Louis, MO 63101

Archer-Daniels-Midland Company                   CBG Stock              1,145,000                 5.56%                <FF>

Box 1470

Decatur, IL 62525

Gabelli Funds, Inc.                              CBG Stock              1,802,118                 8.75%                <FG>

One Corporate Center

Rye, New York 10580-1434


- -----

<FA> For purposes of calculating the percent of Shares Outstanding for each listed holder, Shares Outstanding were deemed to be shares actually outstanding on November 15, 1994, except in the case of Boatmen's Bancshares, Inc., as to whom Shares Outstanding were also deemed to include shares into which ESOP Preferred Stock held by it could be converted. See Footnotes (C) and (E) below. The number of shares of CBG Stock actually outstanding remained unchanged between November 15 and November 23.

<FB> Based on written representations made by the shareholder, this amount consists of shares of RPG Stock owned by the following subsidiaries of Boatmen's Bancshares, Inc.: Boatmen's Trust Company-6,931,268 shares and other Boatmen's Bancshares subsidiaries-17,476 shares. Of such shares, voting or investment power for 874,738 and 724,190 shares are shared with Donald Danforth, Jr. and William H. Danforth, respectively, both of whom are Directors of the Company (see Table II).

<FC> Includes 9,555,939 shares of RPG Stock into which the Company's
     ESOP Preferred Stock is convertible at a conversion rate of 2.255 shares of RPG Stock for each share of ESOP Preferred Stock.
     Boatmen's disclaims beneficial ownership of these shares.

<FD> Based on written representations made by the shareholder, this amount consists of shares of CBG Stock owned by the following subsidiaries of Boatmen's Bancshares, Inc.: Boatmen's Trust Company-1,084,368 shares and other Boatmen's Bancshares subsidiaries-1,926 shares. Of such shares, voting or investment power for 175,247 and 144,838 shares are shared with Donald Danforth, Jr. and William H. Danforth, respectively, both of whom are Directors of the Company (see Table II).

<FE> Includes 1,695,067 shares of CBG Stock into which the Company's
     ESOP Preferred Stock is convertible at a conversion rate of .4 shares of CBG Stock for each share of ESOP Preferred Stock. Boatmen's disclaims beneficial ownership of these shares.

<FF> Stated information is based on a Schedule 13D, dated July 15, 1994, filed with the Securities and Exchange Commission.

<FG> Stated information is based on a Schedule 13D dated November 23,
     1994, which was filed with the Securities and Exchange Commission. Gabelli Funds, Inc. ("GFI") owns 696,000 shares as agent for a number of investment funds sponsored by it. GFI has sole voting and investment powers with respect to such shares, except that in certain limited circumstances a special committee of each fund may vote the shares held by the fund. GAMCO Investors, Inc., a majority owned subsidiary of GFI, has sole dispositive power with respect to 1,086,118 shares and sole voting power with respect to 1,031,118 of such shares. Gabelli International Limited II ("GIL II") has sole voting and dispositive power with respect to 20,000 shares. Mario Gabelli is the Chairman of the Board of
                                    7

     Directors, Chief Executive Officer and Chief Investment Officer of GFI and the Chief Investment Officer of GAMCO and GIL II, and he has no direct voting or dispositive powers with respect to any shares of CBG Stock.

- ------------------------------------------------------------------------

  All 4,237,667 shares of the Company's outstanding ESOP Preferred Stock are held by Boatmen's Trust Company, a subsidiary of Boatmen's Bancshares, Inc., as trustee under the Company's Savings Investment Plan. The Company's Employee Benefit Asset Investment Committee (the "Investment Committee"), currently consisting of J. R. Elsesser, Chairman, L. L. Fraley, C. S. Sommer and A. M. Wray, each of whom is an employee of the Company, has authority, subject to fiduciary obligations, to direct the trustee to convert the ESOP Preferred Stock into shares of RPG Stock and CBG Stock. The Investment Committee also has authority to direct the deletion of the ESOP Preferred Stock Fund, the RPG Stock Fund and the CBG Stock Fund, as well as all other investment funds offered, from the Savings Investment Plan. The Company's Benefits Policy Board (the "Benefits Committee"), currently consisting of P. H. Hatfield, Chairman, C. S. Sommer, J. W. Brown, J.
R. Elsesser, W. P. McGinnis, J. P. Mulcahy and W. P. Stiritz, each of whom is an employee of the Company, has authority to amend the Plan, which amendment may also include the deletion of such funds. Upon conversion of the shares of ESOP Preferred Stock into shares of RPG Stock and CBG Stock, the shares of stock received in such conversion would be invested in the RPG Stock Fund and the CBG Stock Fund or distributed to participants, as required by the terms of the Plan, and the members of the Investment Committee would have no further dispositive control over such shares. Upon receipt of directions to delete Funds, the appropriate trustee of the Plan would be required to sell or cause to be converted or redeemed the shares of such Stock held in the relevant Funds and transfer the proceeds to accounts in other investment funds established on behalf of participants in the Plan. Neither the Investment Committee nor the Benefits Committee has the right to vote any shares of such Stock held in the Plan. Because of their indirect dispositive power which could be deemed to be beneficial ownership, the Investment Committee and the Benefits Committee each file a Schedule 13G on an annual basis disclosing the above authority with respect to shares of such Stock held in the Plan, but both disclaim beneficial ownership of the Stock.

  Under the Ralston Purina Company Savings Investment Plan, the following Named Executive Officers have credited to their accounts the following number of shares of ESOP Preferred Stock as to which these individuals have only voting power: Mr. Stiritz-901 shares; Mr. Brown-1,075 shares; Mr. Hatfield-955 shares; Mr. McGinnis-928 shares; Mr. Mulcahy-392 shares; and all other executive officers as a group-6,361 shares. In each case, such ownership represents less than 1% of the total shares of ESOP Preferred Stock outstanding.

  Table II sets forth information regarding beneficial ownership (as defined by SEC Rule 13d-3) of RPG Stock and CBG Stock by Directors, Nominees for Directors, Executive Officers named in the Summary Compensation Table on page 13, (the "Named Executive Officers") and all Directors and Executive Officers as a group as of November 15, 1994. Except as noted, all such persons possess sole voting and investment power with respect to the shares listed. An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the Stock as of November 15, 1994.

                                                              TABLE II

                 DIRECTORS,
           NOMINEES FOR DIRECTORS                                   NUMBER OF SHARES          % OF SHARES          EXPLANATORY
           AND EXECUTIVE OFFICERS              TITLE OF CLASS      BENEFICIALLY OWNED        OUTSTANDING<FA>          NOTES
- ------------------------------------------------------------------------------------------------------------------------------

David R. Banks                                   RPG Stock                    200                 <F*>
                                                 CBG Stock                     40                 <F*>

John H. Biggs                                    RPG Stock                  2,000                 <F*>            <FB><FC>
                                                 CBG Stock                    400                 <F*>            <FB><FC>

Theodore A. Burtis                               RPG Stock                  4,000                 <F*>
                                                 CBG Stock                    800                 <F*>

                                    8

                 DIRECTORS,
           NOMINEES FOR DIRECTORS                                   NUMBER OF SHARES          % OF SHARES          EXPLANATORY
           AND EXECUTIVE OFFICERS              TITLE OF CLASS      BENEFICIALLY OWNED        OUTSTANDING<FA>          NOTES
- ------------------------------------------------------------------------------------------------------------------------------


Donald Danforth, Jr.                             RPG Stock              1,266,290                1.22%            <FB><FD>
                                                 CBG Stock                253,594                1.23%            <FB><FD>

William H. Danforth                              RPG Stock                948,780                 <F*>            <FB><FC><FE>
                                                 CBG Stock                189,757                 <F*>            <FB><FC><FE>

David C. Farrell                                 RPG Stock                 25,000                 <F*>            <FC>
                                                 CBG Stock                  5,000                 <F*>            <FC>

M. Darrell Ingram                                RPG Stock                  3.138                 <F*>            <FF>
                                                 CBG Stock                    607                 <F*>            <FF>

John F. McDonnell                                RPG Stock                  5,094                 <F*>            <FC><FG><FH>
                                                 CBG Stock                    400                 <F*>

Katherine D. Ortega                              RPG Stock                    727                 <F*>
                                                 CBG Stock                    103                 <F*>

William P. Stiritz                               RPG Stock              1,240,647                1.19%            <FC><FI><FO>
                                                 CBG Stock                214,984                1.04%            <FC><FI><FO>

Jay W. Brown                                     RPG Stock                113,387                 <F*>            <FJ><FO>
                                                 CBG Stock                 82,132                 <F*>            <FJ><FO>

Paul H. Hatfield                                 RPG Stock                234,700                 <F*>            <FK><FO>
                                                 CBG Stock                 46,873                 <F*>            <FK><FO>

W. Patrick McGinnis                              RPG Stock                157,363                 <F*>            <FL><FO>
                                                 CBG Stock                 29,605                 <F*>            <FL><FO>

J. Patrick Mulcahy                               RPG Stock                133,645                 <F*>            <FM><FO>
                                                 CBG Stock                 25,356                 <F*>            <FM><FO>

All Directors and Executive                      RPG Stock              6,198,062                5.96%                <FO>
 Officers as a Group (22 persons)                CBG Stock              1,267,050                6.15%                <FO>

- -----

<FA> For purposes of calculating the percentage of Shares Outstanding owned by each individual or the group, Shares Outstanding were deemed to be (i) shares actually outstanding on November 15, 1994, and (ii) shares attributable to stock options or convertible securities which could be exercised for or convertible into RPG Stock or CBG Stock within 60 days from November 15, 1994.

<FB> Excludes 4,085,000 shares of RPG Stock, or 3.92% of the outstanding
     RPG Stock, and 361,100 shares of CBG Stock, or 1.75% of the outstanding CBG Stock, held by The Danforth Foundation, St. Louis, Missouri. John H. Biggs, Donald Danforth, Jr. and William H. Danforth are three of the nine trustees of the Foundation. Messrs.
     J. Biggs, D. Danforth, Jr. and W. Danforth disclaim beneficial ownership of such shares.

<FC> Excludes 3,584,546 shares of RPG Stock, or 3.44% of the outstanding
     RPG Stock, and 747,048 shares of CBG Stock, or 3.63% of the outstanding CBG Stock, held by Washington University, St. Louis, Missouri. William H. Danforth is Chancellor of the University and he and Directors Biggs, Farrell, McDonnell and Stiritz are on the University's Board of Trustees, which consists of 46 members. Messrs. Biggs and McDonnell serve on the University's Investments Committee.

<FD> Donald Danforth, Jr. has sole voting and investment powers respecting 276,900 shares of RPG Stock and 50,361 shares of CBG Stock. He shares voting and investment powers respecting 874,738 shares of RPG Stock and 175,247 shares of CBG Stock, and disclaims beneficial ownership of 100,738 of such shares of RPG Stock and 20,447 of such shares of CBG Stock. Included are 114,652 shares of RPG Stock and 27,986 shares of CBG Stock owned by his wife.

<FE> William H. Danforth has sole voting and investment powers respecting 86,208 shares of RPG Stock and 17,243 shares of CBG Stock. He shares voting and investment powers respecting 862,572 shares of RPG Stock and 172,514 shares of CBG Stock, and disclaims beneficial ownership of 97,796 of such shares of RPG Stock and 19,559 of such shares of CBG Stock.

<FF> Includes 260 shares of RPG Stock and 52 shares of CBG Stock held in
     IRA accounts.

                                    9


<FG> Includes 3,094 shares of RPG Stock held in trusts of which Mr.
     McDonnell serves as co-trustee.

<FH> Mr. McDonnell inadvertently filed an SEC Form 4 for the month ended
     December 31, 1993, eleven days after the appropriate filing period had expired. The Form 4 reported a sale of shares of RPG Stock by a charitable trust of which Mr. McDonnell is co-trustee.

<FI> Includes 10,000 shares of RPG Stock and 1,800 shares of CBG Stock owned by Mr. Stiritz's wife, 2,400 shares of RPG Stock and 240 shares of CBG Stock owned jointly with his children and 88,103 shares of RPG Stock and 15,000 shares of CBG Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 9,184 shares of RPG Stock and 1,729 shares of CBG Stock which are approximations of the number of shares as to which Mr. Stiritz presently has only voting power under the Company's Savings Investment Plan. Mr. Stiritz disclaims beneficial ownership of shares of RPG Stock and CBG Stock owned by his wife.

<FJ> Includes 21,296 shares of RPG Stock and 4,259 shares of CBG Stock owned by Mr. Brown's wife and 44,052 shares of RPG Stock and 68,274 shares of CBG Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 774 shares of RPG Stock and 146 shares of CBG Stock which are approximations of the number of shares as to which Mr. Brown presently has only voting power under the Company's Savings Investment Plan.

<FK> Includes 19,868 shares of RPG Stock and 3,973 shares of CBG Stock owned by Mr. Hatfield's wife. Also includes 5,608 shares of RPG Stock and 1,056 shares of CBG Stock which are approximations of the number of shares as to which Mr. Hatfield presently has only voting power under the Company's Savings Investment Plan.

<FL> Includes 1,847 shares of RPG Stock and 257 shares of CBG Stock owned by Mr. McGinnis' wife and 58,735 shares of RPG Stock and 10,000 shares of CBG Stock which are not presently owned but could be acquired by Mr. McGinnis within 60 days by the exercise of stock options. Also includes 676 shares of RPG Stock and 127 shares of CBG Stock which are approximations of the number of shares as to which Mr. McGinnis presently has only voting power under the Company's Savings Investment Plan. Mr. McGinnis disclaims beneficial ownership of shares of RPG Stock and CBG Stock owned by his wife.

<FM> Includes 2,429 shares of RPG Stock and 485 shares of CBG Stock owned jointly with his children and 58,735 shares of RPG Stock and 10,000 shares of CBG Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 1,173 shares of RPG Stock and 611 shares of CBG Stock which are approximations of the number of shares as to which Mr. Mulcahy presently has only voting power under the Company's Savings Investment Plan.

     With respect to all executive officers except those named in Table
     II, includes 98,353 shares of RPG Stock and 23,181 shares of CBG Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options or the conversion of the Company's 5 3/4% Convertible Subordinated Debentures, and 1,800 shares of RPG Stock and 360 shares of CBG Stock as to which certain officers share investment and voting powers with their families. Also includes 28,600 restricted shares of RPG Stock and 3,720 restricted shares of CBG Stock as to which certain officers presently have only voting power and 6,955 shares of RPG Stock and 1,313 shares of CBG Stock which are approximations of the number of shares as to which officers presently have only voting power under the Company's Savings Investment Plan. Also includes 1,700,866 shares of RPG Stock and 340,173 shares of CBG Stock held to fund retirement benefits by the Ralston Purina Master Collective Trust of which an executive officer is one of four trustees sharing investment and voting power.

<FO> Shares of RPG Stock and CBG Stock which are held in the Company's
     Savings Investment Plan are not directly allocated to individual participants but instead are held in separate funds in which participants acquire units. Such funds also hold varying amounts of cash and short-term investments. The number of shares of both classes of stock reported herein as being held in the Plan with respect to the executive officers of the Company is an approximation of the number of such shares in each fund allocable to each of the executive officers. The number of shares of each class allocable to a participant in such funds will vary on a daily basis based upon the cash position of the funds and the market price of each class of stock.

- ------------------------------------------------------------------------

               DIRECTORS' MEETINGS, COMMITTEES AND FEES

  The Board currently has seven regular meetings scheduled per year, and holds such special meetings as deemed advisable, to review significant matters affecting the Company and to act upon matters requiring Board approval. The Board of Directors held seven regular meetings during fiscal year 1994. Non-management Directors receive an annual retainer of $30,000. They are also paid $1,000 for attending each regular or special Board meeting and each standing committee meeting, including telephonic meetings, and for each consent to action without a meeting. Non-management chairmen of standing committees receive an additional annual retainer of $2,000. The Company also pays the premiums on Directors' and Officers' Liability and Travel Accident insurance policies insuring Directors.

  The Company has a Retirement Plan for Non-Management Directors. Under this plan, a Director who has served at least five years will be paid a retirement benefit upon retirement or resignation and in certain other circumstances. The Board's present policy is that no Director will stand for election after reaching age 70. The annual retirement benefit ranges from 50 to 100 percent of the annual Board retainer in effect at the time of the Director's retirement or resignation, depending on credited Board service. The benefit is paid in a lump sum equal to the present value of the right to receive such annual benefit for life, using assumptions as to discount rate and life expectancy similar to those used in connection with the Company's qualified defined benefit retirement plans for employees.

  The Company also has a Deferred Compensation Plan for Non-Management Directors. Under this plan, any non-management Director may elect to defer, with certain limitations, all retainers and fees. Deferrals may be made in RPG Stock and CBG Stock equivalents in an Equity Option or may be made in cash under a Variable Interest Option. Deferrals in the Variable Interest Option earn interest at Morgan Guaranty Trust Company of New York's prime rate; deferrals in the Equity Option in fiscal year 1994 were increased by a 25% match by the Company, and earn dividend equivalents to the extent dividends are paid on the underlying stocks. Stock equivalents credited to a Director's account are valued at market value of the underlying stock at the time of payout. Deferrals in both the Variable Interest and Equity Options are paid out in a lump sum in cash to the Director at the Director's retirement, termination or total disability, or to the Director's estate or beneficiary upon the Director's death.

  During fiscal year 1994, all Directors attended 75% or more of the aggregate of the meetings of the Board and of the Board committees to which they were appointed.

  To assist the Board in the discharge of its responsibilities, it has the following standing committees: Audit, Executive, Finance, Human Resources and Nominating. A description of each standing committee and its membership as of the date of this Proxy Statement follows:

                           -----------------

AUDIT COMMITTEE                                                 Members: M. D. Ingram, Chairman; D. R. Banks, J. F. McDonnell
                                                                         and K. D. Ortega

  The Audit Committee consists of four non-management directors and is responsible for matters relating to accounting policies and practices, financial reporting, and internal controls. Each year it recommends to the Board the appointment of a firm of independent accountants to examine the financial statements of the Company. It reviews with representatives of the independent accountants and the Director of Internal Auditing the scope of the examination of the Company's financial statements, results of audits, audit costs, and recommendations with respect to internal controls and financial matters. The Audit Committee also reviews nonaudit services rendered by the Company's independent accountants and periodically meets with or receives reports from principal corporate officers and the Director of Internal Auditing. The Audit Committee met twice in fiscal year 1994.

                           -----------------

                                    11


EXECUTIVE COMMITTEE                                             Members: W. P. Stiritz, Chairman; D. Danforth, Jr., W. H.
                                                                         Danforth, and M. D. Ingram

  The Executive Committee consists of four members and may exercise all of the authority of the Board in the management of the Company in the intervals between meetings of the Board. The Executive Committee met one time in fiscal year 1994.

                           -----------------

FINANCE COMMITTEE                                               Members: D. R. Banks, Chairman; J. H. Biggs,
                                                                         D. C. Farrell, J. F. McDonnell,
                                                                         and W. P. Stiritz

  The Finance Committee consists of five members. It reviews the Company's financial condition, objectives and strategies and makes recommendations and reports to the Board concerning financing requirements, dividend policy, foreign currency management, and pension fund performance. The Finance Committee met four times in fiscal year
1994.

                           -----------------

HUMAN RESOURCES COMMITTEE                                       Members: T. A. Burtis, Chairman; W. H. Danforth, M. D. Ingram,
                                                                         and K. D. Ortega

  The Human Resources Committee consists of four non-management directors. It sets the compensation of all Executive Officers and administers the Company's Deferred Compensation Plan for Key Employees and Incentive Stock Plan, including the granting of awards under the latter plan. It also reviews the competitiveness of management compensation and benefit programs, and principal employee relations policies and procedures. The Human Resources Committee met two times in fiscal year 1994.

                           -----------------

NOMINATING COMMITTEE                                            Members: D. Danforth, Jr., Chairman; J. H. Biggs, T. A. Burtis,
                                                                         and D. C. Farrell

  The Nominating Committee consists of four non-management members. It recommends to the Board nominees for election as Directors and Executive Officers of the Company. Additionally, it makes recommendations to the Board regarding election of Directors to positions on committees of the Board and compensation and benefits for Directors. The Nominating Committee will consider suggestions from shareholders regarding possible Director candidates. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating Committee met one time and acted by consent in lieu of meeting one time in fiscal year 1994.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BANKS, INGRAM AND
MCDONNELL.

              ITEM 2. RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT ACCOUNTANTS

  Upon the recommendation of the Audit Committee, the Board has appointed Price Waterhouse as independent accountants to examine the consolidated accounts of the Company for the fiscal year ending September 30, 1995, subject to ratification by shareholders. Price Waterhouse has performed this function for the Company since 1955. The firm will be represented at the 1995 Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions from shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

                            OTHER BUSINESS

  The Board knows of no business which will be presented for consideration at the 1995 Annual Meeting of Shareholders other than that stated above. However, certain shareholders may present topics for discussion from the floor. Should any such matter properly come before the meeting and be submitted for a vote, votes may be cast pursuant to proxies granting discretionary authority to the Proxies in respect to any such matter in the best judgment of the person or persons acting under the proxies.

                        EXECUTIVE COMPENSATION

  The following tables and narrative text discuss the compensation paid in fiscal year 1994 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                                                     SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM COMPENSATION
                                                          ANNUAL COMPENSATION                     (AWARDS)
                                               ------------------------------------------------------------------
                                                                           OTHER ANNUAL   RESTRICTED                 ALL OTHER
                                                                           COMPENSATION STOCK AWARD(S)   OPTIONS    COMPENSATION
     NAME AND PRINCIPAL POSITION          YEAR    SALARY($)     BONUS($)      ($)<F1>       ($)<F2>      (#)<F3>     ($)<F1><F4>
     ---------------------------          ----    ---------     --------   ------------ --------------   -------    ------------
W. P. Stiritz                             1994    $825,000      $500,000      $38,060         0                0      $345,355
Chairman of the Board, Chief              1993    $800,000      $350,000      $26,110         0                0      $211,569
Executive Officer and President           1992    $800,000      $350,000           -          0          150,000            -

J. W. Brown                               1994    $257,500      $150,000      $ 6,368         0          524,472      $ 36,920
Vice President; and Chairman of the       1993    $250,000      $150,000      $ 6,261         0                0      $ 33,804
Board and Chief Executive Officer,        1992    $250,000      $150,000           -          0           50,000            -
Continental Baking Company

P. H. Hatfield                            1994    $257,500      $150,000      $ 5,906         0                0      $ 67,766
Vice President; and Chief Executive       1993    $250,000      $150,000      $14,323         0                0      $ 61,442
Officer and President, Protein            1992    $250,000      $150,000           -          0           50,000            -
Technologies International, Inc.

W. P. McGinnis                            1994    $257,500      $175,000      $ 7,459         0                0      $ 78,960
Vice President; and President and         1993    $250,000      $200,000      $ 9,299         0                0      $ 41,874<F5>
Chief Executive Officer, Grocery          1992    $250,000      $150,000           -          0           50,000            -
Products

J. P. Mulcahy                             1994    $277,500      $166,500      $ 8,465         0                0      $ 77,379
Vice President; and Chairman of the       1993    $250,000      $165,000      $12,527         0                0      $ 47,706
Board, Chief Executive Officer and        1992    $250,000      $150,000           -          0           50,000            -
President, Eveready Battery Company,
Inc.

- -----

<F1> Under the SEC rules on executive compensation, no disclosure regarding items included in this column is required for fiscal year
     1992.

<F2> None of the Named Executive Officers held any shares of restricted stock as of September 30, 1994.

<F3> Options granted in 1994 were options to acquire CBG Stock which were granted as part of conversion of options to acquire RPG Stock described in the Report on Repricing of Options on page 17 and the Ten-Year Option Repricings Table on page 18. When granted, the reported options granted in 1992 entitled the recipient to purchase shares of Ralston Purina Company $.10 par value common stock ("Old Common Stock") at the option price. On July 30, 1993, holders of record had their Old Common Stock changed into RPG Stock and received a distribution of one-fifth of a share of CBG Stock for each share of Old Common Stock. In accordance with the 1988
     Incentive Stock Plan, each option to purchase a share of Old Common Stock was changed into options to purchase a share of RPG Stock and one-fifth of a share of CBG Stock at an adjusted exercise price. As a
                                    13

     result of the spin-off of Ralcorp Holdings, Inc. on March 31, 1994, the options to purchase shares of RPG Stock granted in 1992 were further adjusted pursuant to anti-dilution provisions of the awards.

<F4> The amounts shown in this column consist of the following: (i)
     above market interest accrued with respect to deferrals under the Fixed Benefit Option of the Company's Deferred Compensation Plan for Key Employees-such amounts are $65,550, $2,517, $24,271, $3,943, and $3,460, respectively, for Messrs. Stiritz, Brown, Hatfield, McGinnis and Mulcahy; (ii) Company matching contributions or accruals under the Company's Savings Investment Plan and Executive Savings Investment Plan-such amounts are $49,500, $24,450, $24,450, $15,450 and $20,743, respectively, for Messrs.
     Stiritz, Brown, Hatfield, McGinnis and Mulcahy for fiscal year 1994. The amounts shown in the column also include $125,000, $43,750, and $26,625, respectively, for Messrs. Stiritz, McGinnis and Mulcahy as a Company match of 25% of amounts deferred by such individuals under the Equity Option of the Deferred Compensation Plan for Key Employees; and (iii) amounts attributable to the portion of split-dollar life insurance premiums paid by the Company-these amounts will be repaid on a specified future date. Amounts included are equal to the premiums outstanding during the fiscal year multiplied by the Company's weighted average short-term borrowing rate during the year. Such amounts are $105,305, $9,953, $19,045, $15,817, and $26,551, respectively, for Messrs. Stiritz, Brown, Hatfield, McGinnis and Mulcahy.

<F5>The amount shown in this item for fiscal year 1993 has been increased by $1,080 to reflect the addition of an amount, inadvertently omitted from the table in last year's Proxy
    Statement, attributable to above-market interest accrued with respect to Mr. McGinnis' deferrals under the Fixed Benefit Option of the Deferred Compensation Plan for Key Employees.


                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF
                                                                                                  STOCK PRICE APPRECIATION
                                                                                                     FOR OPTION TERM<F7>
                                                                                           --------------------------------------
          (A)               (B)<F1>,<F2>          (C)             (D)<F6>          (E)         (F)         (G)           (H)

                            NUMBER OF
                            SECURITIES        % OF TOTAL
                            UNDERLYING      OPTIONS GRANTED     EXERCISE OR
                             OPTIONS        TO EMPLOYEES IN     BASE PRICE      EXPIRATION
         NAME              GRANTED (#)        FISCAL YEAR         ($/SH)           DATE       0%($)       5%($)        10%($)
         ----              -----------      ---------------     -----------     ----------    -----       -----        ------
W. P. Stiritz                      0                0                -              -           -             -              -

J. W. Brown                  233,099<F3>         18.3%             8.875          5-23-00       0        $774,126    $1,780,575
                             174,824<F4>         13.7%             8.875          9-21-98       0        $413,638    $  910,328
                             116,549<F5>          9.2%             8.875         11-20-01       0        $494,684    $1,185,214

P. H. Hatfield                     0                0                -              -

W. P. McGinnis                     0                0                -              -

J. P. Mulcahy                      0                0                -              -

- -----

<F1> Options granted were options to acquire CBG Stock; no options to acquire RPG Stock were granted.

<F2> Options were granted pursuant to conversion of options to acquire
     RPG Stock into options to acquire CBG Stock as described in the Report on Repricing of Options on page 17 and the Ten-Year Option Repricings Table on page 18 of this Notice Of Annual Meeting of Shareholders and Proxy Statement. The new options which were granted retained the material terms, including dates of exercisability and expiration dates, of the original options so converted.

<F3> Exercisable at the rate of 25% of total shares on 5-24-97, 5-24-98,
     5-24-99 and 11-24-99.

<F4> One-third presently exercisable; additional 1/3 of total shares become exercisable on 9-22-95 and 9-22-96.

<F5> Exercisable at the rate of 20% of total shares on 11-21 in each of the years 1995 through 1999.

<F6> Market price on 11-18-93, the date of conversion and grant of new options.

<F7> Potential realizable value is calculated based on an assumption that the price of the Company's CBG Stock appreciates at the annual rates shown (0%, 5%, 10%), compounded annually, from the
                                    14

     date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the CBG Stock.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED                    IN-THE-MONEY OPTIONS
                      SHARES                           OPTIONS AT FY-END(#)<F1>                        AT FY-END($)
                    ACQUIRED ON       VALUE          -------------------------------       ---------------------------------
       NAME         EXERCISE(#)    REALIZED($)       EXERCISABLE       UNEXERCISABLE       EXERCISABLE         UNEXERCISABLE
       ----         -----------    -----------       -----------       -------------       -----------         -------------
W. P. Stiritz             0               0          88,103-RPG         499,254-RPG        $851,515-RPG        $2,047,620-RPG
                                                     15,000-CBG          85,000-CBG               0                     0

J. W. Brown          37,500<F2>    $145,312.50       44,052-RPG         117,472-RPG        $425,763-RPG        $  582,867-RPG
                                                     68,274-CBG         506,198-CBG               0                     0

P. H. Hatfield            0               0               0             176,207-RPG               0            $  598,045-RPG
                                                          0              30,000-CBG               0                     0

W. P. McGinnis            0               0          58,735-RPG         234,943-RPG        $567,674-RPG        $1,165,729-RPG
                                                     10,000-CBG          40,000-CBG               0                     0

J. P. Mulcahy             0               0          58,735-RPG         234,943-RPG        $567,674-RPG        $1,165,729-RPG
                                                     10,000-CBG          40,000-CBG               0                     0

- -----

<F1> Outstanding options to acquire shares of RPG Stock were adjusted, pursuant to anti-dilution provisions of awards, to reflect the spin-off to shareholders of RPG Stock of all of the outstanding stock of Ralcorp Holdings, Inc. which occurred on 3-31-94. Both the number of shares subject to option and the exercise price were adjusted.

<F2> Mr. Brown exercised option to acquire shares of RPG Stock pursuant to conversion of RPG options into CBG options as described in the Report on Repricing of Options on page 17 and the Ten-Year Option Repricings Table on page 18 of this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            RETIREMENT PLAN

  The Purina Retirement Plan for Sales, Administrative and Clerical Employees (the "Retirement Plan") may provide pension benefits in the future to the Named Executive Officers. Substantially all regular U.S. sales, administrative and clerical employees having one year of service with the Company or certain of its majority-owned subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

  Annual benefits are computed by multiplying the participant's Final Average Earnings (average of participant's five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant's years of service (to a maximum of 40 years) and by subtracting from that amount up to one-half of the participant's primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).

  The following table shows the estimated annual retirement benefits that would be payable from the Retirement Plan to salaried employees, including the Named Executive Officers, assuming age 65 retirement. To the extent an employee's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above.

                                                         PENSION PLAN TABLE



    REMUNERATION                                                   YEARS OF SERVICE
   (FINAL AVERAGE           ----------------------------------------------------------------------------------------------
      EARNINGS)                20                   25                    30                    35                   40
   --------------           --------             --------              --------              --------             --------
     $  300,000             $ 90,000             $112,500              $135,000              $157,500             $180,000

        400,000              120,000              150,000               180,000               210,000              240,000

        500,000              150,000              187,500               225,000               262,500              300,000

        600,000              180,000              225,000               270,000               315,000              360,000

        700,000              210,000              262,500               315,000               367,500              420,000

        800,000              240,000              300,000               360,000               420,000              480,000

        900,000              270,000              337,500               405,000               472,500              540,000

      1,000,000              300,000              375,000               450,000               525,000              600,000

      1,200,000              360,000              450,000               540,000               630,000              720,000

      1,400,000              420,000              525,000               630,000               735,000              840,000

      1,600,000              480,000              600,000               720,000               840,000              960,000


  For the purpose of calculating retirement benefits, the Named Executive Officers had, as of September 30, 1994, the following years of credited service, calculated to the nearest year: Messrs. Stiritz-31 years; Brown-24 years; Hatfield-35 years; McGinnis-22 years; and Mulcahy-27 years. Earnings used in calculating benefits under the Retirement Plan and any unfunded supplemental retirement plan previously described are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 13.

                          DEATH BENEFIT PLAN

  The Company maintains, at no cost to the participants, an unfunded Executive Life Plan to provide supplemental benefits to certain key members of management, generally at the level of division vice president and above. The Plan provides a death benefit, after retirement of a plan participant, to his or her named beneficiary in an amount equal, on an after-tax basis, to 50% of the participant's last full year's salary and bonus prior to retirement. To be eligible for the benefit, a participant must at the time of retirement meet certain conditions, including (i) being enrolled in the Company's Partnership Life Plan, which is available to substantially all non-union administrative and production employees in the United States; and (ii) being age 55 with at least two years of service or having a combination of age and years of service equal to at least 80. Messrs. Stiritz, Brown and Hatfield participated in this Plan during fiscal year 1994.


                             GRANTOR TRUST

  During fiscal year 1994, the Company established and funded an irrevocable grantor trust to provide a source of funds to assist the Company in meeting its obligations under certain employee benefit plans and programs in which the Named Executive Officers, as well as other employees, participate. At the present time, assets of the trust consist primarily of Ralston-Ralston Purina Group Common Stock and corporate-owned life insurance policies.

     CHANGE-IN-CONTROL AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

  The Company has management continuity agreements with the Named Executive Officers. The purpose of the agreements is to provide severance compensation to each covered Executive Officer in the event of the officer's voluntary or involuntary termination after a change in control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the Executive Officer's salary and bonus for a specified period following the Executive Officer's termination of employment, the continuation of other executive benefits for the same applicable period and certain pension bridging payments. The initial applicable period is four years in the case of Mr. Stiritz, and three years for the other Named Executive Officers, which periods are subject to reduction for each complete year the Executive Officer remains employed following the change in control. No payments would be made in the event the Executive Officer's termination is due to death, disability or normal retirement, or is for cause, nor would any payments continue beyond the Executive Officer's normal retirement date.

  Mr. Hatfield has announced that he will retire during fiscal year 1995. He has agreed to perform consulting services for the Company thereafter until September 30, 1995. Payments pursuant to his consulting agreement are anticipated to be between $200,000 and $400,000 depending on the nature and scope of his services.

                       HUMAN RESOURCES COMMITTEE
                    REPORT ON REPRICING OF OPTIONS

  On July 31, 1993, shareholders of the Company approved a number of amendments to the Company's Articles of Incorporation which established two classes of common stock-Ralston-Continental Baking Group Common Stock ("CBG Stock"), which is intended to reflect the performance of the Company's fresh bakery products business conducted by its Continental Baking Company subsidiary, and Ralston-Ralston Purina Group Common Stock, which is intended to reflect the performance of the Company's other businesses. A primary purpose for the two classes of common stock was to provide a framework for structuring employee incentive plans for employees of each Group that could be tied directly to both the business results and the stock price performance of the Group in which they are employed. In light of this purpose, in September of 1993, the Committee approved a proposal by management to offer employees of Continental Baking Company, including Messrs. Brown and Bracken (who are also corporate officers of the Company) the opportunity to convert previously granted options to acquire shares of RPG Stock into options to acquire shares of CBG Stock. Under this program, such employees were permitted to elect in advance to convert up to 50% of their options to acquire shares of RPG Stock into options to acquire shares of CBG Stock. The number of shares subject to the new options was equal to the number of RPG options so elected for conversion by the employees multiplied by the ratio of the closing price of the RPG Stock to the closing price of the CBG Stock on November 18, 1993. The exercise price of the new options was the closing price of the CBG Stock on that date. To the extent any RPG options elected to be converted had an exercise price below the market price of RPG Stock, such options were accelerated, if not previously exercisable, and employees were permitted to exercise them prior to having them replaced with CBG options as described above, in order to avoid depriving employees of any value in the options to be converted. All RPG options so elected to be converted which were not exercised were canceled.

  The conversion program, as implemented, enabled the Company to more effectively link the interests of the Continental Baking Company employees to the performance of the CBG Stock, which we believe was in the best interests of shareholders.

      T. A. Burtis-Chairman      M. D. Ingram
      W. H. Danforth             K. D. Ortega

                                                     TEN-YEAR OPTION REPRICINGS

               (A)                    (B)           (C)             (D)<F1>          (E)<F2>         (F )<F3>          (G)

                                                                                                                    LENGTH OF
                                                 NUMBER OF       MARKET PRICE       EXERCISE                        ORIGINAL
                                                 SECURITIES       OF STOCK AT       PRICE AT                      OPTIONAL TERM
                                                 UNDERLYING         TIME OF          TIME OF                      REMAINING AT
                                                  OPTIONS        REPRICING OR     REPRICING OR         NEW           DATE OF
                                                REPRICED OR        AMENDMENT        AMENDMENT       EXERCISE      REPRICING OR
               NAME                   DATE      AMENDED (#)           ($)              ($)          PRICE ($)       AMENDMENT
               ----                   ----     ------------      ------------     ------------      ---------     -------------
J. W. Brown                         11-18-93     233,099<F4>        41.375           42.623           8.875      Until  5-23-00
Vice President; and                 11-18-93     174,824<F4>        41.375           37.25            8.875      Until  9-21-98
Chairman of the Board               11-18-93     116,549<F4>        41.375           50.025           8.875      Until 11-20-01
and Chief Executive
Officer of Continental
Baking Company

R. W. Bracken                       11-18-93       4,662<F4>        41.375           39.041           8.875      Until  9-23-97
Vice President; and                 11-18-93      93,239<F4>        41.375           42.623           8.875      Until  5-23-00
Chief Operating Officer             11-18-93      58,275<F4>        41.375           50.025           8.875      Until 11-20-01
of Continental Baking
Company

- -----

<F1> Market Price of RPG Stock on 11-18-93. Market price of CBG Stock on that date was $8.875. Options to acquire RPG Stock were converted into options to acquire CBG Stock based on relative market value of the two classes of stock on that date.

<F2> Exercise price of options to acquire RPG Stock which were converted as described above.

<F3> Exercise price of converted options to acquire CBG Stock was equal to market price of CBG Stock on 11-18-93, the date of conversion.

<F4> For Mr. Brown, option to acquire 50,000 shares of RPG Stock at
     $42.623 converted into option to acquire 233,099 shares of CBG Stock at $8.875; option to acquire 37,500 shares of RPG Stock at $37.25 was exercised and replacement option to acquire 174,824 shares of CBG Stock at $8.875 was granted; and option to acquire 25,000 shares of RPG Stock at $50.025 was converted into option to acquire 116,549 shares of CBG Stock at $8.875. For Mr. Bracken, option to acquire 1,000 shares of RPG Stock at $39.041 was exercised and replacement option to acquire 4,662 shares of CBG Stock at $8.875 was granted; option to acquire 20,000 shares of RPG Stock at $42.623 was converted into option to acquire 93,239 shares of CBG Stock at $8.875; and option to acquire 12,500 shares of RPG Stock at $50.025 was converted into option to acquire 58,275 shares of CBG Stock at $8.875.

                       HUMAN RESOURCES COMMITTEE
                   REPORT ON EXECUTIVE COMPENSATION

  The Human Resources Committee (the "Committee") consists entirely of non-management directors free from relationships that might be considered a conflict of interest. It approves direct and indirect remuneration of all executive officers and such other executives as may be determined by the Committee. It also administers, and makes awards under, the shareholder-approved Ralston Purina Company 1988 Incentive Stock Plan pursuant to which stock-based awards such as stock options and restricted stock may be granted.

  The Company's executive compensation program is designed to attract, retain and motivate key executives of the Company and to enhance shareholder value by linking each executive's compensation to both individual and Company performance. The Company intends to provide an overall package of compensation that is competitive but that has a greater "at risk" element than competitive norms. In determining competitive position, published surveys of a number of U.S. based corporations of similar size-both corporations engaged in businesses similar to those of the Company, as well as corporations engaged in other businesses-are reviewed. None of the corporations included in the Bakery Index used in the Performance Graph on page 21 of this Proxy Statement have been included in the published surveys of executive compensation used by the Company. Executive compensation for Mr. Stiritz and other executive officers consists principally of base salary, annual cash bonus awards and long-term stock-based incentive awards.

  Salary is based on the Committee's assessment of the executive's responsibilities, experience and performance; compensation data of other companies; historical compensation levels at the Company; the competitive environment for attracting and retaining executives; and, in the case of executive officers other than Mr. Stiritz, on the recommendation of Mr. Stiritz. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting executive salaries, and then, within that framework, considerations of individual performance, level of responsibility and experience are used to set specific salaries. The Company attempts to set base salary levels at or below the median level for executives holding similar positions at surveyed corporations.

  Cash bonuses are set each year near the end of the Company's fiscal year. Factors considered in determining the amount of cash bonuses are the officer's individual performance (including the quality of strategic plans, organizational and management development, special project leadership and similar manifestations of individual performance); the financial performance of the officer's business unit relative to the business plan (including such areas as sales volume, revenues, costs, cash flow and operating profit); Company financial performance (including the measures of business unit performance listed above and, in addition, earnings per share, return on equity and total return to the shareholders in the form of stock price appreciation and dividends) and historical levels of salary and bonus payments. The Committee relies heavily, but not exclusively, on these quantitative and qualitative measures. It exercises subjective judgment and discretion, in light of these measures and in view of the Company's compensation objectives and policies described above, to determine overall bonus funds and individual bonus awards. For fiscal year 1994, the bonuses of five executive officers of the Company, including Mr. Stiritz, were determined in part according to a bonus program for certain corporate division employees, which provided for payment of a percentage of base salary if the Company's earnings before income taxes ("EBIT") for fiscal year 1994 exceeded EBIT for the preceding fiscal year by a certain benchmark. EBIT was chosen as the measure because historically it has been the Company's primary measure of its operating results. No payments were made pursuant to this bonus program because the benchmark results were not achieved.

  Also for fiscal 1994, the bonuses of the three executive officers of the Company employed at its Eveready Battery Company subsidiary were determined according to the Eveready Battery Company Operating Units Bonus Plan, which provides for a bonus equal to a percentage of their base salary, with the percentage being determined by both a subjective evaluation of their individual performance as well as an objective comparison of Eveready's current fiscal year's EBIT to the prior fiscal year's EBIT. The objective comparison was given a weight of 70% and the subjective evaluation a weight of 30% in calculating the percentage used in determining their bonuses. The Committee expects to continue to utilize executive bonus plans with varying measures of individual and/or corporate performance for determining all or part of bonuses for corporate officers.

  Stock-based incentive awards consist principally of stock options and restricted stock awards which are granted from time to time under the 1988 Incentive Stock Plan. In general, the Committee bases its decisions to grant stock-based incentives on the number of shares of Stock outstanding, the number of shares of Stock authorized by shareholders under the 1988 Incentive Stock Plan, the number of options and shares of restricted stock held by the executive for whom an award is being considered and the other elements of the executive's compensation, as well as the Company's compensation objectives and policies described above. As with the determination of base salaries and a portion of bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies.

  Stock options entitle the recipient to purchase a specified number of shares of the Company's Stock after a specified period of time at an option price which is equal to the fair market value of the Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive's compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Company's Stock. In addition, since the options "vest" serially, generally over a period of four to ten years after the date of grant, they enhance the ability of the

Company to retain the executive while encouraging the executive to take a longer-term view on decisions impacting the Company.

  Restricted stock awards consist of grants of the Company's common stock subject to certain restrictions. The restricted shares may not be sold, pledged or otherwise transferred until the restrictions lapse, which occurs serially, generally over a period of four to ten years after the date of grant. However, certain restricted stock awards generally do not vest at all until the recipient's attainment of age
62. Dividends, and interest on the dividends, accumulate until distributed as restrictions on the underlying shares lapse. Restricted stock awards further the goal of retaining key executives by encouraging stock ownership while linking executive performance with shareholder value.

  During the past fiscal year, except as noted below, no stock options were granted to executive officers of the Company. Restricted stock awards were granted to two executive officers. In November of 1993, the two executive officers of the Company employed at the Company's Continental Baking Company subsidiary were given the opportunity, along with other employees of Continental Baking Company, to exchange up to 50% of their options to acquire shares of RPG Stock for a number of options to acquire CBG Stock of equal value, in order to align the interests of such individuals more closely with the performance of the CBG Stock.

  The Committee increased Mr. Stiritz's fiscal year 1995 salary and his 1994 annual cash bonus, in September of 1994, based upon the factors normally considered in fixing base salary and bonus as described above, as well as upon Mr. Stiritz's leadership in the spin-off of the stock of Ralcorp Holdings, Inc. The Committee also took note of the fact that, at the request of Mr. Stiritz, the amount of his salary and his annual bonus had remained flat since fiscal year 1991, except for a 2.2% increase in fiscal year 1994. The Committee did not grant any stock options or restricted stock awards to Mr. Stiritz during fiscal year 1994. In light of Mr. Stiritz's contributions to the Company's performance and his role in strategic decisions designed to promote the Company's future long-term growth, the longevity of his service to the Company and the Committee's belief that he is an excellent representative of the Company to the public by virtue of his stature in the industry, the Committee believes that the level of compensation paid to Mr. Stiritz is appropriate and in the best interests of shareholders.

  A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per year per person for the Chief Executive Officer and the next four highest-paid executives. The Committee has directed the Company's management to review executive compensation arrangements and employee benefit plans in light of this provision. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgment, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions or to an executive's individual performance. The Committee will re-examine its policy with respect to the deductibility of compensation on an on-going basis.

      T. A. Burtis-Chairman      M. D. Ingram
      W. H. Danforth             K. D. Ortega

                          PERFORMANCE GRAPHS

  The graphs displayed below are presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Notice of Annual Meeting of Shareholders and Proxy Statement, in whole or in part, the following Performance Graphs and the Human Resources Committee Report on Executive Compensation set forth above shall not be incorporated by reference into any such filings.

  Set forth below are line graphs comparing the yearly percentage change in cumulative total shareholder return for each class of Ralston Purina Company's common stock with the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Food Index and a Bakery Index as defined in Footnote (3) to the graphs. Footnote (3) may be found on page 22.

       COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN
       RALSTON PURINA COMPANY COMMON STOCK ON SEPTEMBER 30, 1989
                  VS. S&P 500 AND S&P FOOD INDICES<F1>


                                [GRAPH]





       COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN
                 RALSTON - RPG GROUP COMMON STOCK AND
          RALSTON - CBG GROUP COMMON STOCK ON AUGUST 2, 1993
                 VS. S&P 500 AND COMPETITOR INDICES<F2>



                                [GRAPH]



[FN]
- -----

<F1> On July 30, 1993, Ralston Purina Company recapitalized its former single class of common stock by redesignating it as RPG Stock and distributing CBG Stock. For the line designated as "Ralston" the graph depicts the cumulative return on $100 invested in Ralston Purina Company's former single class of common stock from September 30, 1989 through July 30, 1993. Since August 2, 1993 (the date of initial issuance of CBG Stock, depicted by the solid vertical line) the graph depicts the cumulative return on $100 invested on that date in a capitalization-weighted combination of RPG and CBG Stock. Furthermore, on March 31, 1994, Ralston spun-off Ralcorp Holdings, Inc. via a one for three stock dividend to holders of the RPG Stock, which for performance purposes for RPG Stock has been treated as a special one-time stock dividend in which the Ralcorp dividend was assumed liquidated and the proceeds from the sale being reinvested in RPG Stock. On April 4, 1994, (the initial date of issuance of the Ralcorp dividend) Ralcorp closed at $15.00 and RPG Stock closed at $37.25. For the S&P 500 and S&P Food Indices, cumulative returns are measured on an annual basis for the period September 30, 1989 through July 30, 1993 and then from August 2, 1993 through September 30, 1994, with the value of each index set to $100 on September 30, 1989. Total return assumes reinvestment of dividends.

<F2> The lower graph depicts the cumulative return since August 2, 1993, the date of initial issuance of RPG and CBG stocks, on $100 invested on that date in either RPG or CBG Stock or one of the competitor indices. Total return assumes reinvestment of dividends.

<F3> The Bakery Index consists of a capitalization-weighted combination of the common stocks of CBG, Flowers Industries, Inc. and Interstate Bakeries Corporation.

                        SOLICITATION STATEMENT

  The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company, by telephone or personal contact. Georgeson & Co. has been retained to assist in the solicitation of proxies for a fee of $14,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs reasonably incurred by them in sending proxy materials to the beneficial owners of the Company's Stock.

             SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  Any shareholder proposal intended to be presented at the 1996 Annual Meeting of Shareholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than August 19, 1995. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                               By order of the Board of Directors,

                               /s/ James M. Neville
                               JAMES M. NEVILLE
                               Secretary

December 15, 1994

APPENDIX

1.    Shareholder letter has a facsimile signature.
2.    Page 3 has a facsimile signature.
3.    Page 5 contains three 1 inch by 1 inch pictures of Directors.
4.    Page 6 contains six 1 inch by 1 inch pictures of Directors.
5. The Stock Price Performance Graphs on page 21 of the printed document are being transmitted in a format which can be processed by Edgar. A paper copy of the proxy statement containing these graphs will be mailed to registrant's branch chief. The Graph titled "Comparison of Cumulative Total Return on $100 invested in Ralston Purina Company Common Stock on September 30, 1989 vs. S & P 500 and S & P Food Indices" depicts the following returns:

Measurement Point  Ralston         S & P 500         S & P Food Index
- -----------------  --------        -----------       --------------
9-30-89            $100.           $100.             $100.
9-30-90             113.9            90.8              97.8
9-30-91             113.4           119.2             134.2
9-29-92             105.6           132.2             150.4
8-2-93               93.7           145.0             129.2
9-30-93              97.0           149.3             135.9
9-30-94             131.8           154.8             150.6

The Graph titled "Comparison of Cumulative Total Return on $100 Invested in Ralston-RPG Group Common Stock and Ralston-CBG Group Common Stock on August 2, 1993 vs. S & P 500 and Competitor Indices" depicts the following returns:

Measurement
Point        RPG      CBG      S & P 500    S & P Food    Bakery Index
- -----------  ---      ---      ---------    ----------    --------------
8-2-93       $100.    $100.    $100.        $100.         $100.
9-30-93       102.7    121.4    103.0        105.2         109.7
9-30-94       144.0     69.4    106.8        116.6          96.1

6.    Page 22 has a facsimile signature.
7. The Employee Shareholder letter on electronic page number 1 has a facsimile signature.

SR-2451